Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-206032) and Registration Statement on Form S-8 (Registration No. 333-203114) of Bio Blast Pharma Ltd. of our report dated March 29, 2016 with respect to the consolidated financial statements of Bio Blast Pharma Ltd. and its subsidiary for the year ended December 31, 2015 included in this Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
March 29, 2016	A Member of EY Global